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                                                                    Exhibit 23.2



                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (No. 333-37051) pertaining to the Gaylord Entertainment Company 401(k) Savings Plan of our report dated June 25, 2002, with respect to the financial statements of the Gaylord Entertainment Company 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


                                                /s/ Ernst & Young LLP


Nashville, Tennessee
June 24, 2003